THIRD AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2014 STOCK AND CASH INCENTIVE PLAN
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As adopted by resolution of the
Board of Directors on March 22, 2021
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1. Section 4(a)(1) of the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as amended (the “2014 Plan”), is amended by deleting the number “12,750,000” and inserting therefor “20,750,000.”
2. Section 11 of the 2014 Plan shall be amended by adding the following paragraph as subsection (i) at the end thereof:
(i) Minimum Vesting Periods. Notwithstanding any other provision of the Plan to the contrary, no equity-based Award shall vest, in whole or in part, before the first anniversary of the date of grant or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, the first anniversary of the commencement of the period over which performance is evaluated. Notwithstanding the foregoing, (1) the Committee may provide that such vesting restriction may lapse or be waived upon the Participant’s termination of employment or other service due to death, disability or retirement (as such term is defined, if at all, in an applicable Award agreement), (2) this vesting restriction will automatically lapse in the event Section 9(c) shall apply, (3) equity-based Awards that either (i) result in the issuance of an aggregate of up to 5% of the shares available for grant pursuant to Section 4(a)(1) or (ii) are Substitute Awards (as defined in Section 4(b)) that do not reduce the vesting period of the Award being replaced, may be granted without respect to this vesting restriction, and (4) for purposes of equity-based Awards to any director who is not an employee of the Company or its affiliates, a vesting period will be deemed to be one year if it runs from the date of one of the Company’s annual shareholder meetings to the date of the Company’s next annual shareholder meeting.
3. The second sentence of Section 12(c) of the 2014 Plan shall be amended by providing that no Awards shall be granted under the 2014 Plan after the expiration of ten years from the date shareholders approve this Third Amendment.

4. Section 5(a) of the 2014 Plan shall be amended by adding the following sentence at the end thereof: “Neither dividends nor dividend equivalents shall be paid with respect to an Option.”
5. Section 6(a) of the 2014 Plan shall be amended by adding the following sentence at the end thereof: “Neither dividends nor dividend equivalents shall be paid with respect to an SAR.”
6. Except as hereinabove amended, the provisions of the 2014 Plan shall remain in full force and effect.